                                                                   EXHIBIT 10.13

December 8, 1994


Mr. Paul Olson
Minnesota Schools of Professional Psychology
3103 East 80th Street, Suite 290
Bloomington, MN 55425

Dear Paul:

Pursuant to our conversations regarding changes to your existing space in Suite 290, as well as the addition of 1,300 rentable square feet in Mod B of the Atrium Center, the following represent our discussions:

1. The 1,330 rentable square feet in Mod B will be charged at the operating expense rate only. Terms of this leased space shall coincide with the original lease through June 20, 2000. All other terms and conditions shall be the same as stated in the original lease.

     1995 Operating Expenses are projected at $7.97 per rentable square foot, per year for a total yearly cost of $10,600.10 (monthly cost will be $883.34).

Please acknowledge your acceptance below where appropriate. If you have any questions, please call me at 853-2926.

Sincerely,

/s/ Tom Threlkeld

Tom Threlkeld

TLT:y


___________________________________________________________________________
MINNESOTA SCHOOLS OF
PROFESSIONAL PSYCHOLOGY                      CERIDIAN

By  /S/                                      By ___________________________
    ------------------------

Its ________________________                 Its___________________________

April 7, 1992


Mr. Chris Moarn
Towle Real Estate
333 South Seventh Street
Minneapolis, MN 55402

Dear Chris,

Thank you for your efforts in securing proposals for the relocation of our Minnesota School of Professional Psychology. We have reviewed each of the proposals submitted from both an economic and functional perspective. We would like to pursue the proposal submitted by Control Data Corporation subject to the following revisions:

Commencement        July 1, 1992
Date:

Occupancy           June 26, 1992
Date:

Term:               Approximately Five (5) Years;
                    August 31, 1997 termination

Option:             One - 3 Year Option

Base Net
 Rental Rate:       Year            Rate per RSF
                    ----            ------------
                    1               $2.75
                    2                3.25
                    3                3.75
                    4                4.25
                    5                4.75

Option Rate:        6                5.25
                    7                5.25
                    8                5.25
Operating Expenses
and Taxes:          Same as proposed

Tenant

Improvements It is understood that tenant improvements will be amortized over the term the lease and added to the base rental rate. Tenant improvements should include new carpeting to be selected by tenant and certain upgrades to the entry and common reception area.

Parking:       No underground parking will be required.


This proposal is non-binding on either party and shall be subject to the execution of a mutually acceptable final lease agreement. Please review these revised terms with the building representative so that we may proceed toward a successful lease agreement with one of these landlords in a timely manner.


Sincerely,



Robert J. Lullo
Controller/CFO

                                     LEASE

This Lease is entered into as of May 3,1992, between CONTROL DATA CORPORATION, a Delaware Corporation ("Landlord") and a American Schools of Professional Psychology ("Tenant").

1.   Definitions.  In this Lease:
     -----------

     (a) "Actual Operating Cost" means the Operating Cost actually incurred for a calendar year.

     (b) "Actual Tax Cost" means the Tax Cost actually incurred for a year.

     (c) "Additional Costs" means the estimated monthly Tax Cost plus the estimated monthly Operating Cost. The current estimate of Tenant's Share of Additional Costs is $2.32 for Tax Cost and $5.72 for Operating Cost.

     (d) "Base Operating Cost" means the operating Cost of $2.32 estimated for 1992.

     (e) "Base Tax Cost" means the Tax Cost of $5.72 estimated to be payable in 1992.

     (f) "Building" means the building at 8100 34th Avenue South, Bloomington, Minnesota, located on the Land, commonly known as the Control Data Headquarters Building.

     (g) "Casualty" means a fire, explosion, tornado, or other cause of damage to or destruction of the Building.

     (h) "Commencement Date" means the first day of the Term.

     (i) "Exhibit" means an Exhibit attached to and thereby made a part of this Lease.

     (j) "Land" means the land described on Exhibit B attached to this Lease.

     (k) "Lease" means this Lease, all Exhibits attached to this Lease, and all properly executed amendments, modifications and supplements to this Lease.

     (l) "Monthly Base Rent" means the Base Rent plus the amortized build-out cost per month,, which amount will not change during the Term unless space is added to or deleted from the Premises. The Monthly Base Rent for Tenant through the Term of the Lease shall be as follows:

                    Year 1          $2,790.27 per month
                    Year 2          $3,128.89 per month
                    Year 3          $3,467.52 per month

                    Year 4          $3,806.15 per month
                    Year 5          $4,144.77 per month
                    Year 6          $4,483.39 per month
                    Year 7          $4,483.39 per month
                    Year 8          $4,483.39 per month

     (m) "Monthly Rent" means the Monthly Base Rent plus the Additional Costs. The initial monthly Rent is $8,235.36, comprised of a Monthly Base Rent of $2,790.27 plus a monthly Operating Cost estimated at $3,873.87 and a monthly Tax Cost estimated at $1,571.22.

     (n) "Normal Business Hours" means 8:00 a.m. to 9:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m on Saturdays, excluding Sundays and legal holidays.

     (o) "Operating Costs" means all costs, charges and expenses incurred by Landlord in connection with ownership, operation, security, maintenance and repair of the Land, the Building, other improvements on the Land, appurtenances to the Building, parking, roadways, landscaping, lighting, sidewalks, and common or public areas, including but not limited to real estate taxes and insurance on common areas, interior and exterior maintenance, insurance, utilities, fees or expenses for management by Landlord or any other party, and amortization of repairs made to extend the life of the Building and other improvements. Operating Cost will not include mortgage interest, depreciation on the Building or fixtures, advertising expenses, real estate brokers' commissions or the cost of tenant improvements.

     (p) "Premises" means the space referred to as Suite No. 211 on the second floor of the Building, which space is shown crosshatched on the drawing attached to this Lease as Exhibit A, and which for purposes of this Lease will be deemed to contain 8,127 rentable square feet regardless of actual measurements.

     (q) "Section" means a section of this Lease.

     (r) "Taking" means acquisition by a public authority having the power of eminent domain of all or part of the Land or Building by condemnation or conveyance in lieu of condemnation.

     (s) "Tax Cost" means all real estate taxes, levies, charges, and installments of assessments (including interest on deferred assessments) assessed, levied or imposed on, or allocated to, the Land and Building and all attorneys' fees, witness fees, court costs and other expenses of Landlord in connection with any proceeding to contest these amounts.

     (t) "Tenant's Share" means the percentage obtained by dividing the square foot area of the Premises by the total square foot area of the rentable office space in the Building, which percentage on the date of this Lease is 1.73% based on the number of square feet stated in paragraph
         (m) above and based upon a current total rentable square footage for the Building of 470,000 square feet.

     (u) "Term" means the period of 8 years and 0 months, beginning on July 1, 1992, and ending on June 30, 2000, subject to the provisions of Section 7 and the other provisions of this Lease.

2.   Premises.
     --------

Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term, under the terms 3nd conditions of this Lease.

3.   Rent.
     ----

Tenant will pay the Monthly Rent to Landlord at Post Office Box 0, 8100 - 34th Avenue South, Bloomington, Minnesota 55425, Attention: Corporate Real Estate (HQ5036), or such other place as Landlord may designate, in advance on or before the Commencement Date and on or before the first day of each month during the Term, without demand, deduction or setoff. The Monthly Rent may change as the Additional Costs are adjusted annually under Sections 4 and 5. Monthly Rent will begin on the Commencement Date. If the Term begins on a day other than the first day of a month, the Monthly Rent for that month will be prorated by multiplying the Monthly Rent by the number of days of that month included in the Term and dividing the product by the number of days in that month.

Any Monthly Rent or other amounts payable by Tenant to Landlord under this Lease which are not paid within 10 days after the date due will bear interest from the date due to the date paid at the rate of 18% per annum or the maximum rate of interest permitted by law, whichever is less, and the interest will be paid to Landlord on demand. All amounts to be paid by Tenant to Landlord under this Lease will be deemed to be additional rent for purposes of payment and collection.

If any taxes, special assessments, fees or other charges are imposed against Landlord by any governmental unit or agency with respect to rentals under this Lease, Tenant will pay these amounts to Landlord when due, except that Tenant will have no obligation to pay any income tax on rentals unless the tax is imposed in lieu of real estate taxes.

4.   Cost Adjustments.
     ----------------

The initial Monthly Rent is based in part on the Base Tax Cost and the Base Operating Cost. Prior to the first day of each calendar year after the date of this Lease, or as soon as reasonably possible after the first day of the year, Landlord will furnish Tenant with an estimate of the Tax Cost for that year if it is greater than or decreases the Base Tax Cost, and with an estimate of the operating Cost for that year if it is greater than the Base Operating Cost, and the Monthly Rent for each month of that calendar year will be increased by 1/12th of Tenant's Share of the differences between the Tax Cost estimate and the Base Tax Cost and between the Operating Cost estimate and the Base Operating Cost.

After the end of each calendar year, including the year in which the Term expires, Landlord will give Tenant a statement of the Actual Tax Cost and Actual Operating Cost for that calendar year. If the actual costs exceed the estimated costs for that year, Tenant will immediately pay to Landlord Tenant's Share of the excess. If the actual costs are less than the estimated costs for that year, Landlord will credit Tenant with Tenant's Share of the difference, which credit will be applied to the payments of Monthly Rent as they become due. If Landlord contests Tax Cost and receives a refund or incurs additional Tax Cost after adjustments for Actual Tax Cost have been made, the Actual Tax Cost will be corrected accordingly and the appropriate adjustment will be made between Landlord and Tenant. The portion of the Actual Tax Cost and Actual Operating Cost to be paid by Tenant for the years in which the Term begins and ends will be prorated by multiplying the Actual Tax Cost and Actual Operating Cost amounts by a fraction, the numerator of which is the number of days of that year in the Term and the denominator of which is 365.

5.   Cost Computations and Allocations.
     ----------------------------------

Notwithstanding any other provision of this Lease to the contrary, it is agreed that Landlord will in its reasonable discretion, determine from time to time, the method of computing and allocating Operating Cost and Tax Cost, the allocation of Operating Cost and Tax Cost on the tenant's pro rata share of the building with reasonable discretion used by the Landlord; that if the Building is not fully occupied during any partial or full year, an adjustment will be made in computing the Actual Operating Cost for such year so that it is computed as though the Building had been fully occupied during that year; and that if the Tax Cost payable in any year does not reflect a building that is fully completed and fully occupied, an adjustment will be in computing the Tax Cost so that it reflects what the Tax Cost would have been had the Building been fully complete and fully occupied.

6.   Fiscal Year.
     -----------

The year used to determine Additional Costs may be changed to a different 12-month period designated by Landlord. If the calendar year is changed to a fiscal year, or if a fiscal year is changed to a different fiscal year, prorations will be made for the estimated Additional Costs and the actual Additional Costs so that the same time period is used to determine each and so that Additional Costs are not included in more than one time period.

7.   Possession
     ----------

If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant will pay to Landlord Monthly Rent for the period from the date Tenant begins to conduct business in the Premises to the Commencement Date and all other provisions of this Lease will be applicable during that period. Tenant will have the right to occupy the space or move supplies and furniture into the space in the event the tenant improvements are completed before July 1, 1992.

If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant on the Commencement Date, Tenant will take possession of the Premises on the date when Landlord delivers possession of all of the Premises, which date will then become the Commencement Date.

This Lease will not be void or voidable and Landlord will not be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, but unless the delay is principally caused by or attributable to Tenant, its employees, agents or contractors, no Monthly Rent will be due for the period prior to the date Landlord delivers possession of the Premises, unless Tenant elects to take possession of a portion of the Premises, in which case Monthly Rent will be due for the portion of the Premises taken. Tenant's written verification of the Premises will constitute Tenant's acceptance of the Premises.

Tenant may vacate or abandon the Premises during the Term without Landlord's prior written consent. If Tenant pays the Monthly Rent and other charges and performs all of Tenant's obligations under this Lease, Landlord promises that Tenant may peaceably and quietly possess and enjoy the Premises under this Lease.

8.   Use.
     ---

Tenant will use the Premises for general office work and as a teaching facility and no other purpose. Tenant will not commit or permit any act or omission which results in the violation of any law, governmental regulation, or insurance policy of Landlord, relating to the Building, or which will increase Landlord's insurance rates on the Building. Tenant will not permit any conduct or condition which may unduly disturb or endanger other occupants of the Building.

9.   Care of Premises.
     ----------------

Tenant will keep the Premises and the fixtures and equipment in the Premises in as good condition and repair as they were in at the time possession of the Premises is tendered to Tenant, except for ordinary wear and damage from fire or other casualty beyond Tenant's control. Prior to making any such repairs, Tenant will advise Landlord in writing of any repairs which are required.
Tenant will then notify Landlord when the repairs have been completed. If Tenant fails to perform any maintenance or repairs required under this Section, Landlord may enter the

Premises to perform the maintenance and repairs and charge the costs to Tenant, together with interest as provided in Section I.

10.  Building Rules.
     --------------

Regulations for the Premises and the Building in effect on the date of this Lease are attached as Exhibit C. Landlord will have the right to adopt different or additional reasonable rules and regulations, and to rescind or amend the attached rules and regulations, by written notice to Tenant so long as the changes do not interfere with the normal operation of tenant business. Tenant will abide by the rules and regulations then in force and will cause Tenant's employees to observe and comply with them.

11.  Compliance with Laws.
     --------------------

Tenant will, at its expense, promptly comply with all laws, ordinances, rules, orders, regulations and other requirements of governmental authorities now or subsequently pertaining to the Premises. Tenant will pay any taxes or other charges by any governmental authority on Tenant's property or trade fixtures in the Premises or relating to Tenant's use of the Premises. Landlord recognizes that tenant's business is subject to the regulation of various governmental authorities and accrediting agencies. If any of these regulating entities imposes specific requirements on the tenant which pertain to the premises, it is the obligation of the Landlord to either adopt the premises to comply with the requirement or have the option to terminate the Lease with 90 days' notice.

12.  Signs.
     -----

Tenant will not place or permit any signs on the exterior or windows of the Building, or within the Premises if visible from the exterior of the building or from hallways or other common areas of the Building, except lettering and numerals for identification purposes on or near doorways as approved in advance by Landlord.

13.  Alterations.
     -----------

Tenant accepts the Premises on an "as is" basis in their present condition. Landlord will have no obligation to do any redecorating or remodeling or to make any repairs or alterations, except for the alterations, if any, shown on the attached Exhibit D.

Tenant will not make any alterations, additions or improvements in or to the Premises without first obtaining the written consent of Landlord. Tenant will get Landlord's prior written approval of any contractor or subcontractor who is to perform work on the Premises at Tenant's request. Landlord may require Tenant to post a bond, cash or other security to protect the Premises from mechanic's liens. All alterations by Tenant will be constructed with new materials, in a good and workmanlike manner, and in compliance with the plans and specifications approved by Landlord and all applicable permits, laws, ordinances, rules, orders, regulations, or other requirements of governmental authorities. Tenant will pay for any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Premises, and will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make such payment, or will contest the lien and deposit with Landlord cash equal to 150% of the amount of the lien If the lien is reduced to final judgment, Tenant will discharge the judgment and Landlord will return the cash deposited by Tenant. Landlord may post notices of nonresponsibility on the Premises as provided by law.

All alterations, additions and improvements to the Premises made at Landlord's or Tenant's expense, except movable office furniture and Tenant's movable trade fixtures and equipment, will become the property of Landlord upon installation and will be surrendered with the Premises upon termination of this Lease unless Landlord elects otherwise in writing.

14.  Utilities and Services.
     ----------------------

Landlord will supply reasonable janitor service, elevator service, heat and air conditioning appropriate to the season during Normal Business Hours, and electricity in reasonable amounts for ordinary office purposes. The cost of all such services will be a part of the Operating Cost, except that Landlord will have the right to review Tenant's use of electrical service and to charge Tenant for use m excess of amounts for ordinary office purposes, or to install separate meters for Tenant (at Tenant's expense), in which case Tenant will pay for its own electrical service. Landlord will not be liable for any loss or damage resulting from any temporary interruption of these services due to repairs, alterations or improvements, or any variation, interruption or failure of these services due to governmental controls, unavailability of energy, or any other cause beyond Landlord's control. No such interruption or failure of these services will be deemed as an eviction of Tenant or will relieve Tenant from any of its obligations under this Lease. Tenant will promptly reimburse Landlord for the cost of all electric lamps, starters and ballasts used on the Premises.

Except for payment of Monthly Rent, Tenant will not be required to pay for these services for ordinary office purposes, but Tenant will pay to Landlord any charges Landlord establishes for utilities or services provided outside Normal Business Hours at Tenant's request, or provided because of uses other than ordinary office uses.

15.  Entry by Landlord.
     -----------------

Landlord and its agents and contractors and mortgagees will have the right to enter the Premises at reasonable times for inspecting, cleaning, repairing, or exhibiting the Premises, but Landlord will have no obligation to make repairs, alterations or improvements except as expressly provided in this Lease.

16.  Relocation.
     ----------

Landlord may relocate Tenant in substitute leased premises of equal square footage and approximately equal configuration within the Building upon 60 days' written notice to Tenant specifying the effective date of the relocation. If this is done, Landlord will provide Tenant with paint, wall covering and carpeting comparable to those in the original location, and will move Tenant's office furnishings to the new location, all at Landlord's expense.

17.  Subordination.
     -------------

At the request of any mortgagee, this Lease will be subject and subordinate to any mortgage or ground lease which may now or hereafter encumber the Building, and Tenant will execute, acknowledge and deliver to Landlord any document requested by Landlord to evidence the subordination.

18.  Estoppel Certificates.
     ---------------------

Within 10 days after written request from Landlord, Tenant will execute, acknowledge and deliver to Landlord a document furnished by Landlord, which document may be relied upon by Landlord and any prospective purchaser or mortgagee of the Building, stating (a) that this Lease is unmodified and is in full force and effect (or if modified, that the Lease is in fun force and effect as modified and stating the modifications), (b) the dates to which rent and other charges have been paid, (c) the current Monthly Rent, (d) the dates on which the Term begins and ends, (e) that Tenant has accepted the Premises and is in possession, W that Landlord is not in default under this Lease, or, if Landlord is in default, specifying any such default, and (g) including such other information as the prospective purchaser or mortgagee may require.

19.  Assumption of Risks.
     -------------------

Tenant assumes all risk of loss or damage of Tenant's property within the Premises, including any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant,, or other cause except as caused through the negligence by the Landlord or its employees. Landlord will not be liable to Tenant, or those claiming through Tenant, for injury, death or property damage occurring in the Premises.

20.  Indemnification.
     ---------------

Tenant will indemnify Landlord and its agents and employees against all claims, demands and actions, and all related costs and expenses (including attorneys' fees) for injury, death, disability or illness of any person, or damage to property, occurring in the Premises or arising out of Tenant's use of the Premises, except to the extent caused by the willful misconduct or negligence of Landlord or someone acting on its behalf.

21.  Insurance.
     ---------

Tenant will keep public liability insurance in force at its expense by an insurer and policy acceptable to Landlord in its reasonable opinion. The policy will name Landlord and its mortgagee as additional insured, for limits of at least $1,000,000 for bodily injuries or death of one or more persons and at least $100,000 for property damage. Tenant will carry fire and "all risk" coverage insurance for Tenant's property and improvements in the Premises.
Prior to Tenant's occupancy of the Premises, Tenant will deliver to Landlord the liability and casualty policies or certificates by the insurer showing this coverage to be in effect with premiums paid. The insurance will provide that Landlord will be notified in writing 30 days prior to cancellation of, material change in, or failure to renew, the insurance.

22.  Waiver of Insurable Claims.
     --------------------------

Landlord and Tenant release each other from any liability for loss or damage by fire or other casualty coverable by a standard form of "all risk" insurance policy, whether or not the loss or damage resulted from the negligence of the other, its agents or employees. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insured under the policies. The releases in this Section will be effective whether or not the loss was actually covered by insurance.

23.  Assignment and Subletting
     -------------------------

Tenant may not transfer, assign, or mortgage this Lease or any interest of Tenant under this Lease or sublet the Premises or any part of the Premises, without Landlord's prior written consent, such consent shall not be unreasonably withheld, and this Lease will not be assignable by operation of law without Landlord's written consent. If Landlord consents to one or more assignments or sublettings, Tenant will still remain liable for all obligations of the Tenant under this Lease. Landlord's consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting. Any assignment or subletting by an assignee or subtenant will also require Landlord's prior written consent, and no assignee or subtenant will use the Premises for any purpose not permitted under this Lease or in any other way contrary to the provisions of this Lease.

Landlord's interest in this Lease will be freely assignable and the obligations of the Landlord arising or accruing under this Lease after an assignment will be enforceable only against the assignee.

24.  Damage or Destruction.
     ---------------------

If the Premises or Building is damaged by Casualty, the damage (excluding damage to improvements paid for by Tenant or trade fixtures, equipment or personal property of Tenant) will be repaired by Landlord at its expense to a condition as near as reasonably possible to the condition prior to the Casualty, but if more than 25% of the total rentable area of the Building is rendered untenantable, Landlord may terminate this Lease as of the date of the Casualty by giving written notice to Tenant within 30 days after the Casualty. If this Lease is not terminated, Landlord will begin repairs within 90 days after the Casualty and complete the repairs within a reasonable time, subject to acts of God., strikes and other matters not within the control of Landlord. If Landlord fails to begin and proceed with repairs as required, Tenant may give Landlord notice to do so. If Landlord has not begun the repairs within 30 days after Tenant's notice, Tenant may terminate this Lease by written notice to Landlord within 15 days after expiration of the 30-day period. If this Lease is terminated because of the Casualty, rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant or paid to Landlord, as the case may be. During any period in which the Premises or any portion of the Premises is made untenantable as a result of the Casualty, the Monthly Rent will be abated for the period of time untenantable in proportion to the square foot area untenantable. In the event the Premises remain untenantable for a period of 30 days or longer, Tenant may terminate this Lease at any time thereafter upon written notice to Landlord.

25.  Eminent Domain.
     --------------

If there is a Taking of 25% or more of the 8100 Building, either party may terminate this Lease as of the date the public authority takes possession, by written notice to the other party within 30 days after the Taking. If this Lease is so terminated, any rents and other payments will be prorated as of the termination and will be proportionately refunded to Tenant, or paid to Landlord, as the case may be. All damages, awards and payments for the Taking will belong to Landlord irrespective of the basis upon which they were made or awarded, except that Tenant will be entitled to any amounts specifically awarded for Tenant's trade fixtures or equipment or as a relocation payment or allowance.
If this Lease is not terminated as a result of the Taking, Landlord will restore the remainder of the Premises to a condition as near as reasonably possible to the condition prior to the Taking, the rent will be abated for the period of time the space is untenantable in proportion to the square foot area untenantable and this Lease will be amended appropriately to reflect the deletion of the space taken.

26.  Hazardous Substance.
     -------------------

The term "Hazardous Substances", as used in this Lease, means pollutants, contaminants,, toxic or hazardous wastes or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by an "Environmental Law", which term means any federal, state or local law or ordinance relating to pollution or the protection of the environment. Tenant agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for activities which are part of the ordinary course of Tenant's business (the "Permitted Activities"), provided the Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used for storage of any Hazardous Substances, except for temporary storage of materials used in the Permitted Activities (the "Permitted Materials"), provided the Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises or Land will be used by Tenant as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for Permitted Materials, and if so brought or found, Tenant will immediately remove them, with proper disposal, and will undertake all required cleanup procedures under the Environmental Laws. If, at any time during or after the term of the Lease, the Premises are found to be contaminated or subject to conditions prohibited in this Lease, Tenant will indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification will survive the termination or expiration of this Lease.

27.  Security Regulations.
     --------------------

Landlord is required to establish and enforce certain security regulations in the Building. Landlord will have the right to adopt reasonable security regulations, and to modify its security regulations by notice to Tenant, during the Term. Tenant agrees to comply with Landlord's security regulations in force during the Term and will cause Tenant's employees and students to observe and comply with them so long as the regulations do not reasonably interfere with the normal operation of tenant's business.

28.  Defaults.
     --------

If (a) Tenant defaults in the payment of rent or other amounts under this Lease and the default continues for 10 days after written notice by Landlord to Tenant, (b) Tenant defaults in any other obligation under this Lease and the default continues for 30 days after written notice by Landlord to Tenant, (c) any proceeding is begun by or against Tenant to subject the assets of Tenant to any bankruptcy or insolvency law or for an appointment of a receiver of Tenant or for any of Tenant's assets, or (d) Tenant makes a general assignment of Tenant's assets for the benefit of creditors, then Landlord may, with or without terminating this Lease, cure the default and charge Tenant all costs and expenses of doing so, and Landlord also may re-enter the Premises, remove all persons and property, and regain possession of the Premises, without waiver or loss of any of Landlord's rights under this Lease, including Landlord's right to payment of Monthly Rent. Landlord also may terminate this Lease as to all future rights of Tenant.

Tenant waives any right of restoration to possession of the Premises after re-entry, notice of termination, or after judgment for possession. If this Lease is terminated under this Section, Tenant will indemnify Landlord against all loss of rents and against other damages which Landlord may incur as a result of the termination for he remainder of the original Term, and against all related attorneys' fees and other .expenses. If Tenant defaults in any of its obligations under this Lease, it will promptly reimburse Landlord for all costs (including attorneys' fees) incurred by Landlord in enforcing Tenants' obligations, whether or not this Lease is terminated and whether or not suit is brought. No right or remedy will preclude any other right or remedy, no right or remedy will be exclusive of or dependent upon any other right or remedy, and any right or remedy may be exercised independently or in combination.

If Tenant is in default and notice of termination of Tenant's right to possession has been mailed to Tenant at the Premises and it appears in Landlord's reasonable judgment that Tenant has abandoned or vacated the Premises, Landlord may re-enter the Premises and retake possession without legal action and without relieving Tenant of the obligation to pay Monthly Rent or any other obligations under this Lease.

29.  Waiver of Lease Provisions.
     --------------------------

No waiver of any provision of this Lease will be deemed a waiver of any other provision or a waiver of that same provision on a subsequent occasion. The receipt of rent by Landlord with knowledge of a default under this Lease by Tenant will not be deemed a waiver of the default. Landlord will not be deemed to have waived any provision of this Lease unless it is done by expressed written agreement by Landlord.

Any payment by Tenant and acceptance by Landlord of a lesser amount than the full amount of all Monthly Rent and other charges then due will be applied to the earliest amounts due. No endorsement or statement on any check or letter for payment of rent or other amount will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any rent or other amount or to pursue any other remedy provided in this Lease.

30.  Return of Possession to Landlord.
     --------------------------------

On expiration of the Term or sooner termination of this Lease, Tenant will return possession of the Premises to Landlord, without notice from Landlord, in good order and condition, except for ordinary wear and damage, destruction or conditions Tenant is not required to remedy under this Lease. Landlord will have the right to require Tenant to remove alterations or additions made by Tenant and return the Premises to its condition at the commencement of the Term. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant will pay Landlord all resulting damages Landlord may suffer and will indemnify Landlord against all claims made by any new tenant of all or any part of the Premises. Tenant will give Landlord all keys for the Premises and will inform Landlord of combinations on any locks and safes on the Premises. Any property left in the Premises after expiration or termination of this Lease or after abandonment of the Premises will be deemed abandoned by Tenant and will be the property of Landlord to dispose of as Landlord chooses.

31.  Holding Over.
     ------------

If Tenant remains in possession of the Premises after expiration of the Term without a new lease, it may do so only with written consent by Landlord, and any such holding over will be from month-to-month subject to all the same provisions of this Lease, except that the Monthly Base Rent will be the Monthly Base Rent stated in Landlord's consent if a new Monthly Base Rent is stated, or 125% the Monthly Rent under this Lease if no new Monthly Rent is stated in Landlord's consent. Any holding over without Landlord's consent will be at double the Monthly Rent under this Lease. The month-to-month occupancy may be terminated by Landlord or Tenant on the last day of any month by at least 30 days' prior written notice to the other.

32.  Security Deposit.
     ----------------

Tenant deposits $2,790 with Landlord as a security deposit. Landlord may commingle the security deposit with other funds. This security deposit will be used to pay the first month's rent.

33.  Cafeteria.
     ---------

Landlord warrants that a full-service cafeteria will continue operation till the conclusion of this Lease.

34.  Notices.
     -------

Any notice under this Lease will be in writing, and will be sent by prepaid certified mail, or by telegram confirmed by certified mail, addressed to Tenant at the Premises and to Landlord at Post Office Box 0, 8100 - 34th Avenue South, Bloomington, Minnesota 55425, Attn: Corporate Real Estate (HQ5036), or to such other address as is designated in a notice given under this Section. A notice will be deemed given on the date of first attempted delivery. Landlord's statements of Additional Costs and other routine mailings to tenants need not be sent by certified mail.

35.  Governing Law.
     -------------

This Lease will be construed under and governed by the laws of Minnesota. If any provision of this Lease is illegal or unenforceable, it win be severable and all other provisions will remain in force as though the severable provision had never been included.

36.  Entire Agreement.
     ----------------

This Lease contains the entire agreement between Landlord and Tenant regarding the Premises. Tenant agrees that it has not relied on any statement, representation or warranty of any person except as set out in this Lease. This Lease may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the Term, will be valid unless accepted by Landlord in writing.

37.  Successors and Assigns.
     ----------------------

All provisions of this Lease will be binding on and for the benefit of the successors and assigns of Landlord and Tenant, except that no person or entity holding under or through Tenant in violation of any provision of this Lease will have any right or interest in this Lease or the Premises.

38.  Americans with Disabilities Act Compliance.
     ------------------------------------------

Notwithstanding anything contained herein to the contrary, Tenant, at its expense, shall take all actions and make all improvements, modifications, and alterations necessary to assure that the Premises comply with all applicable provisions of the Americans with Disabilities Act (the "ADA"). All such actions, improvements, modifications, and alterations shall be made in compliance with the terms of Section 13 of this Lease.

Landlord and Tenant have executed this Lease to be effective as of the date stated in the first paragraph of this Lease.

                             Landlord:

                              CONTROL DATA CORPORATION



                              By  /S/
                                  ---------------------------------
                              Its _________________________________



                              Tenant:



                              By  /s/ Harold J. O'Donell
                                  ---------------------------------
                              Its President
                                  --------------------------------

                                   EXHIBIT A

                                   PREMISES


                  (Attach drawing with Premises crosshatched)

                                 (Floor Plan)

                                   EXHIBIT B

                                     LAND

                               Legal Description



                                  (Site Plan)

                                   EXHIBIT C

                             RULES AND REGULATIONS


1. Tenant will not use the Premises in any manner which conflicts with any law, ordinance, or governmental rule or regulation now or subsequently in force.

2. Tenant will not install any awnings or other attachments or structures on the exterior of the Building.

3. No curtains, draperies or other window coverings will be installed in the Premises.

4. No food will be prepared or cooked on the Premises, and no coffee pots will be used or operated in the Premises. The Premises will not be used for housing, lodging, sleeping or for any immoral or illegal purpose.

5. Tenant will not connect any apparatus, equipment or device to the water lines in the Building without first obtaining the written consent of Landlord.

6. No electrically powered machines or equipment will be used by Tenant in the Premises except typewriters, adding machines, dictating equipment, personal computers, micro computers and small electric units of a similar nature and using comparable amounts of electricity.

7. Tenant will not operate or permit to be operated in the Premises any musical or sound producing instrument or device which can be heard outside the Premises.

8. Tenant will not bring into the Building any pollutants, contaminants or hazardous substances (as now or later defined under state or federal law) or any items likely to cause fire or explosion.

9. Tenant will not bring or permit to be brought into the Building any animals or birds.

10. Tenant will not disturb, solicit or canvass any occupant of the Building and will cooperate to prevent same.

11. Tenant will not use any power for the operation of any equipment or device other than electricity provided by Landlord.

12. Tenant will refer to Landlord all contractors or installation technicians rendering any service for Tenant for approval by Landlord before any contractual services are performed. This will include but is not limited to installation of telephone or telegraph equipment, electrical devices and attachments, and any installations affecting floors, walls, woodwork, trim, windows, ceilings, equipment or other portions of the Building.

13. The work of the janitor or cleaning personnel after 5:00 p.m. will not be hindered by Tenant, and the windows may be cleaned at any time. Tenant will provide adequate waste and rubbish receptacles to facilitate cleaning

14. Movement in or out of the Building of furniture or office equipment, or the sending or receipt by Tenant of merchandise or materials which requires use of elevators or stairways or movement through Building entrances will be restricted to hours designated by Landlord. All such movement will be as directed by Landlord and will be done in a manner approved by Landlord in advance. Tenant assumes all risk of damage to any items moved and for any injury to any person or property, and Tenant will indemnify Landlord against any resulting loss or damages.

15. Landlord will not be responsible for any property, equipment., money or jewelry lost or stolen from the Premises or the public areas of the Building, regardless of whether or not the loss occurs when the Premises are locked.

16. Landlord may designate the maximum weight and proper position of any heavy equipment, including safes and large files to be placed in the Building, and only those which in the opinion of Landlord will not damage the floors, structures or elevators may be moved into the Building.

17. Any damage in connection with the moving or installing of Tenant's' furniture, equipment, appliances or other articles will be paid for by Tenant.

18. Landlord may permit entrance to the Premises by use of pass keys controlled by Landlord or its employees, contractors or service personnel, for the purpose of preforming Landlord's janitorial services.

19. Landlord may at its option set aside a parking area to be used by Tenant and its employees, which area will be used by Tenant and its employees to the exclusion of other areas.

20.  Tenant may have no vending machines in the Premises.

                                   EXHIBIT D

                              TENANT IMPROVEMENTS

                  AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY
                                    4/29/92
                         8200 BUILDING - SECOND FLOOR
                       NORTH WING CONSTRUCTION ESTIMATE

CONSTRUCTION:
     New Kaiser Wall 300'................................   $16,500.00
     Relocation of 15 Single Doors.......................     1,853.00
     Sidelight...........................................       400.00
     Replace 273' of Old Panels..........................     3,822.00
     Install Glass and Hardware in Double Doors..........     1,000.00

ELECTRICAL:
     Install 12 New Switches.............................   $ 1,080.00
     Install 14 New 110V Outlets.........................     1,260.00

CARPETING:
     New Carpet for Entire Area..........................   $21,160.00
                                                            ----------
                                                             47,075.00
                                 15% Contingency.........     7,061.00
                                                            ----------
                                                            $54,136.00
                                 10% Profit..............   $ 5,414.00

                    Total Construction Estimate..........   $59,550.00


NOTES:
     Does not include pulling of any network type of cable or providing terminations.

     Window Treatments not included.

     Assume standard office electrical power, any special requirements are not addressed in this proposal

     Standard HVAC is provided, any special cooling requirements are not included in this proposal.

     Cost to replace existing ceiling tile with all new ceiling tile add $6,300.00 to total construction estimate.

                               ADDENDUM TO LEASE

This agreement is attached to and made a part of the Lease Agreement dated May 3, 1992, between CONTROL DATA CORPORATION, a Delaware Corporation ("Landlord") and a American Schools of Professional psychology, Inc., an Illinois Corporation ("Tenant") for the premises known as 8100 34th Avenue South, Suite 211, Bloomington, MN.

The following paragraphs of the original lease agreement shall be amended as follows:

14. Landlord shall only exercise its right to either charge tenant for excessive electric utility usage or to install separate electric meters if tenant electrical consumption is in excess of the average consumption measured on a per square foot basis as compared with other occupants of the building.

16. Any relocation must be to a substitute leased premises which is acceptable to Tenant.

20. If Landlord brings an improper action against Tenant and a court finds in favor of the Tenant then Landlord shall reimburse Tenant for all reasonable costs and expenses (including attorney's fees) arising from this court action and Tenant shall have no obligation to reimburse Landlord for its costs and expenses incurred in bringing the action.

21. Landlord shall be required to maintain public liability insurance in force with limits of at least $1,000.000 for bodily injuries or death of one or more persons and at least $100,000 for property damage.

27. Change the term "reasonably" to the term "unreasonably" in the last sentence of this paragraph.

The following paragraphs of "EXHIBIT C - RULES AND REGULATIONS" shall be amended as follows:

13.  Change the time reference fro 5:00 pm to 9:30 pm.

19.  Landlord may at its option set aside an adequate parking area to be used by
                                             --------
Tenant and its employees and students, which area will be used by Tenant, its
                         ------------
employees and students to the exclusion of other areas.
          ------------

20. However, tenant may operate coin operated copy machines in the premises for the convenience of its students.

In addition to the above modifications Landlord will exercise diligent management efforts throughout the term of this lease including prompt response to the specific maintenance and repair needs of Tenant. Landlord will attempt to repair or maintain the premises in a condition similar to the condition upon initial occupancy at all times during this lease. If at any time during the term of the lease Landlord fails to make routine or normal repairs to the premises Tenant reserves the right to make the repairs at its own expense and to offset the cost of such repairs against any future rental payment due to Landlord after first notifying Landlord of its intent to exercise this privilege and giving Landlord 30 days to correct the problem.

Landlord further understands that Tenant operates in the State of Minnesota under the assumed name of the Minnesota School of Professional Psychology and should direct all correspondence, signage and advertising to the school under its assumed name.

AGREED AND ACCEPTED THIS _____ DAY OF MAY, 1992 BY:

LANDLORD:

CONTROL DATA CORPORATION

BY     /s/ Harold J. O'Donnell
    ----------------------------------

ITS     President
    ----------------------------------


TENANT:

AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY, INC.

BY  __________________________________

ITS __________________________________

                      AMERICAN SCHOOLS OF PROF. PSYCHOLOGY             08/06/92

                            8100 BUILDING 2ND FLOOR

                       NORTH WING CONSTRUCTION ESTIMATE

Construction:
-------------
     New Kaiser Wall 322'........................  $17,710.00

     Relocation of 18 Single Doors...............  $ 2,223.00

     2 - Sidelights..............................  $   800.00

     Replace 188' of Old Panels..................  $ 2,632.00

     Install Glass and Hardware in Double Doors
     Install Glass Wall & Permanent Walls........  $ 8,691.00

     Graphics Specialties Signage................  $   359.00

     Furniture...................................  $   550.00

     Add Sound Batten Insulation Between
     Classrooms, Student Lounge, and
     Paul Olson's Office.........................  $ 1,825.00

Electrical:
-----------
     Install 12 New Switches.....................  $ 1,080.00

     Install 21 New 110V Outlets.................    1,890.00

Carpeting:
----------
     New Carpet for Entire Area..................  $21,160.00
                                                   ----------

                                                   $58,920.00

     Administration..............................  $ 5,892.00
                                                   ----------

                                                   $64,812.00

                              2% Profit..........  $ 1,296.00

                    TOTAL CONSTRUCTION ESTIMATE..  $66,108.00

Notes:
------

     Does not include pulling of any network type of cable or providing terminations.

     Window Treatments not included.

     Assume standard office electrical power, any special requirements are not addressed in this proposal

     Standard HVAC is provided, any special cooling requirements are not included in this proposal.

     Cost to replace existing ceiling tile with all new ceiling tile add $6,300.00 to total construction estimate.

                                   EXHIBIT D

                              TENANT IMPROVEMENTS

                  AMERICAN SCHOOLS OF PROFESSIONAL PSYCHOLOGY
                                    4/29/92
                          8200 BUILDING - SECOND FLOOR
                        NORTH WING CONSTRUCTION ESTIMATE

CONSTRUCTION:
     New Kaiser Wall 300'.................................  $16,500.00
     Relocation of 15 Single Doors........................    1,853.00
     Sidelight............................................      400.00
     Replace 273' of Old Panels...........................    3,822.00
     Install Glass and Hardware in Double Doors...........    1,000.00

ELECTRICAL:
     Install 12 New Switches..............................  $ 1,080.00
     Install 14 New 110V Outlets..........................    1,260.00

CARPETING:
     New Carpet for Entire Area...........................  $21,160.00
                                                            ----------
                                                             47,075.00
                              15% Contingency.............    7,061.00
                                                            ----------
                                                            $54,136.00
                              10% Profit..................  $ 5,414.00

               Total Construction Estimate................  $59,550.00

NOTES:
     Does not include pulling of any network type of cable or providing terminations.

     Window Treatments not included.

     Assume standard office electrical power, any special requirements are not addressed in this proposal

     Standard HVAC is provided, any special cooling requirements are not included in this proposal.

     Cost to replace existing ceiling tile with all new ceiling tile add $6,300.00 to total construction estimate.

                                  (Floor Plan)

                                  (Site Plan)

                                  (Site Plan)